EXHIBIT 10.2

STOCK AND CASH AWARD AMENDMENT AGREEMENT

This Stock and Cash Award Amendment Agreement (the “Agreement”) is made by and between Helix Energy Solutions Group, Inc. (the “Company”) and Bart Heijermans (“Executive”) effective January 21, 2011.

WHEREAS, the Company previously granted to Executive under the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan the following equity compensation awards:  (1) a restricted stock award dated January 2, 2007 with respect to 39,082 shares of restricted stock of the Company (the “2007 Restricted Stock Award”), (2) a restricted stock award dated January 2, 2008 with respect to 48,193 shares of restricted stock of the Company(the “2008 Restricted Stock Award”), (3) a restricted stock award dated January 2, 2009 with respect to 48,193 shares of restricted stock of the Company (the “2009 Restricted Stock Award”), and (4)  a restricted stock award dated January 4, 2010  with respect to 50,506 shares of restricted stock of the Company (the “2010 Restricted Stock Award”);

WHEREAS, the Company previously granted to Executive under the Helix Energy Solutions Group, Inc. 2009 Long-Term Incentive Cash Plan the following cash payment opportunity awards: (1) a Target Award of $1,651,083 pursuant to an Award Letter dated January 2, 2009 (the “2009 Cash Opportunity Award”), and (2)  a Target Award of $906,549 pursuant to an Award Letter dated January 4, 2010 (the “2010 Cash Opportunity Award”):

WHEREAS, the Company desires to amend the 2007 Restricted Stock Award, the 2008 Restricted Stock Award, the 2009 Restricted Stock Award,  the 2010 Restricted Stock Award, the 2009 Cash Opportunity Award and the 2010 Cash Opportunity Award;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that, provided that Executive has not revoked the Separation and Release Agreement between Executive and the Company dated January 21, 2011 prior to the expiration of the Revocation Period, as defined in such Separation and Release Agreement)  the award agreements evidencing the 2007 Restricted Stock Award, the 2008 Restricted Stock Award, the 2009 Restricted Stock Award, the 2010 Restricted Stock Award, the 2009 Cash Opportunity Award and the 2010 Cash Opportunity Award, are hereby amended as follows:

On January 29, 2011, the Forfeiture Restrictions with respect to 7,816 shares of the Common Stock of the Company (“Stock”) granted under the 2007 Restricted Stock Award shall lapse.  On January 29, 2011, the Forfeiture Restrictions with respect to 9,639 shares of Stock granted under the 2008 Restricted Stock Award shall lapse.  On January 29, 2011, the Forfeiture Restrictions with respect to 9,639 shares of the Stock of the Company granted under the 2009 Restricted Stock Award shall lapse.  On January 29, 2011, the Forfeiture Restrictions with respect to 10,101 shares of Stock granted under the 2010 Restricted Stock Award shall lapse.

On January 29, 2011, 20% of the 2009 Cash Opportunity Award shall vest, and the Company shall pay Executive $562,980 on  January 31, 2011.  On  January 29, 2011,  20% of the 2010 Cash Opportunity Award shall vest, and the Company shall pay Executive $187,439.

Except as amended as provided herein, the original terms of the 2007 Restricted Stock Award, 2008 Restricted Stock Award, 2009 Restricted Stock Award, the 2010 Restricted Stock Award, the 2009 Cash Opportunity Award and the 2010 Cash Opportunity Award shall remain in effect as written, and all unvested awards (including without limitation any stock or cash opportunity awards granted to Executive in 2011) other than those which are the subject of this agreement shall be forfeited, cancelled and have no further force or effect.

This Agreement shall be binding on the Company, its successors and assigns.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of such counterparts together shall constitute a single instrument. An electronic copy (including in .pdf format) or facsimile of a signature hereto will be binding on the signatory as if it were an original signature.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Executive has executed this Agreement, all effective as of the date first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.                                    EXECUTIVE

By:           /s/ Alisa B. Johnson                                                /s/ Bart Heijermans

Name:           Alisa B. Johnson                                                                Name:     Bart Heijermans
Title:        Executive Vice President and                                                Address:
                      General Counsel